Exhibit 99.1

Contact:	Norman C. Chambers President & Chief Executive Officer (281) 897-7788
NCI BUILDING SYSTEMS REPORTS THIRD-QUARTER EARNINGS OF $1.02 PER DILUTED SHARE AND
ADJUSTED EARNINGS OF $1.07 PER DILUTED SHARE

AFFIRMS FISCAL 2007 EARNINGS GUIDANCE IN RANGE OF
$3.30 TO $3.80 PER DILUTED SHARE
HOUSTON (September 4, 2007) — NCI Building Systems, Inc. (NYSE: NCS) today announced financial results for the third quarter and nine months ended July 29, 2007. Sales for the quarter were $433.8 million compared with $449.4 million for the third quarter of fiscal 2006. Net income for the third quarter of fiscal 2007 was $21.3 million, or $1.02 per diluted share, which included a $0.05 dilutive impact from NCI’s 2.125% Convertible Senior Subordinated Notes (the “Notes”). Excluding the impact of the Notes, adjusted net income per diluted share was $1.07. Net income for the third quarter of fiscal 2006 was $21.7 million, or $1.00 per diluted share, which included a $0.06 dilutive impact from the Notes.
     Sales increased to $1,160.9 million for the first nine months of fiscal 2007 from $1,072.0 million for the comparable period in fiscal 2006. Net income was $38.3 million, or $1.82 per diluted share, for the first nine months of fiscal 2007, which included a $0.10 dilutive impact from the Notes. For the first nine months of fiscal 2006, net income was $45.7 million, or $2.13 per diluted share, including a $0.11 dilutive impact from the Notes.
     Norm Chambers, President and Chief Executive Officer of NCI, remarked, “We are encouraged by our operating and financial results for the third quarter. Difficult industry conditions for much of the first half of fiscal 2007 improved toward the end of the second fiscal quarter and throughout the third fiscal quarter. While, in part, seasonal, the strength of this rebound supports McGraw-Hill’s expectation that nonresidential construction square footage for calendar 2007 will match calendar 2006. By driving a significant improvement in our third quarter results compared with our second quarter, it also supports our confidence in achieving our sales, margin and earnings goals for fiscal 2007.
     “The strengthening environment was reflected in a 21% sequential-quarter increase in third-party sales for our Metal Components business, which, because of short lead times, is more immediately affected by current industry conditions. Greater capacity utilization contributed to growth in the Components operating margin to 10% of sales for the third quarter from 7% for the second quarter, as well as an 85% sequential-quarter increase in operating income. Although we are pleased with the progress Components demonstrated toward our operating margin goal for
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10943 N. Sam Houston Parkway W. • Houston, Texas 77064
P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675

NCI Building Systems Reports Third-Quarter Results

September 4, 2007
the fiscal year, the segment’s sales and margins, as anticipated, did not match those for the third quarter of fiscal 2006, which had the strongest low-rise, nonresidential construction activity in over four years.
     “NCI’s Engineered Buildings segment also benefited from firmer industry conditions during the third quarter. Having entered the quarter with a record backlog of $449 million, Buildings third-party sales increased 17% sequentially from the second quarter and 2% from the third quarter of fiscal 2006. In spite of this sales growth, strong quote activity during the quarter enabled us to expand our Buildings backlog to $453 million at the quarter’s end, compared with $436 million at the end of the third quarter of fiscal 2006.
     “The growth in Buildings sales drove an expansion in the segment’s operating margin to 13% from 7% for the second quarter. Compared with the 8% Buildings operating margin for the third quarter of fiscal 2006, our performance for the latest quarter also reflected greater synergies from the Robertson-Ceco (RCC) acquisition in April 2006.
     “The operating leverage potential in our Metal Coatings business was evident in the third quarter of fiscal 2007, as 13% sequential-quarter growth in total segment sales compared with the second quarter produced a 42% increase in operating income to 35% of sales from 28%. The RCC acquisition again had a positive impact on the Coatings segment, accounting for much of the 14% increase in intersegment sales and base-loading the segment’s manufacturing capacity. In addition, improved product mix within our third-party sales, which increased 12% sequentially, contributed to the expansion in operating margin versus both the second quarter of fiscal 2007 and the third quarter of fiscal 2006.”
     Based on the Company’s results for the first nine months of fiscal 2007, its record backlog and its outlook for the fourth quarter, NCI today affirmed its guidance for earnings per diluted share for the full fiscal year in a range of $3.30 to $3.80. This guidance excludes any potential share dilution related to NCI’s Notes, because that amount, if any, will be dependent upon the future price of the Company’s stock, and other extraordinary items resulting from the Company’s review of its business segments and manufacturing facilities. Key assumptions supporting this guidance include: stronger starts in nonresidential square footage for the second half of fiscal 2007 so that total new square footage for the full fiscal year is flat with fiscal 2006; a 4% increase in NCI’s tons shipped for the fiscal year; steel prices for the fiscal year that are broadly consistent with the end of fiscal 2006; and an income tax rate for the fiscal year of approximately 39.7%. Based on this guidance, NCI also today established its guidance for earnings per diluted share for the fourth quarter of fiscal 2007 in a range of $1.38 to $1.88, excluding any potential share dilution related to the Notes.
     Mr. Chambers concluded, “While we recognize that the turmoil in the credit markets could yet have an impact on nonresidential construction, industry momentum has remained firm as reflected in our backlog and ongoing quote activity. In addition, we are continuing our initiatives to reduce selling, general and administrative expense, now by approximately $30 million from our beginning budget for the fiscal year. As we approach the end of fiscal 2007, we are also making further progress in our efforts to complete the migration of RCC’s engineering systems to NCI, scheduled for fiscal 2008, which will then position us to expand our ‘hub and
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NCI Building Systems Reports Third-Quarter Results

September 4, 2007
spoke’ delivery system throughout our network of 44 manufacturing facilities. As a result, we remain confident of the long-term growth potential inherent in our position of market leadership, and we expect our performance to continue outpacing the overall nonresidential construction industry.”
     NCI will provide an online, real-time webcast and rebroadcast of its conference call tomorrow to discuss this announcement. The live broadcast of this conference call will be available online at www.ncilp.com or www.earnings.com beginning at 10:30 a.m. (Eastern Time) on Wednesday, September 5, 2007. The online replay will be available at approximately 12:30 p.m. (Eastern Time) and continue for one week.
     This release contains forward-looking statements concerning NCI’s business and operations and industry conditions, including among others industry trends, steel pricing, growth expectations and margin expansion. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause NCI’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are the possibility that the anticipated benefits from the RCC acquisition cannot be fully realized; the possibility that costs or difficulties related to the integration of the RCC operations into the Company’s operations will be greater than expected; industry cyclicality and seasonality; fluctuations in demand and prices for steel; the financial condition of NCI’s raw material suppliers; competitive activity and pricing pressure; ability to execute NCI’s acquisition strategy; and general economic conditions affecting the construction industry. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 29, 2006, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.
     NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates 44 manufacturing and distribution facilities located in 18 states, as well as Mexico and Canada.
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NCI Building Systems Reports Third-Quarter Results

September 4, 2007
NCI BUILDING SYSTEMS, INC.
STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	July 29,	July 30,	July 29,	July 30,
	2007	2006	2007	2006
Sales	$433,844	$449,393	$1,160,874	$1,072,007
Cost of sales	324,053	335,731	878,009	810,386

Gross profit	109,791	113,662	282,865	261,621
	25.3%	25.3%	24.4%	24.4%

Selling, general and administrative expenses	67,781	72,187	199,530	175,574

Income from operations	42,010	41,475	83,335	86,047

Interest income	7	799	246	4,806
Interest expense	(7,206)	(8,026)	(21,918)	(17,627)
Other income, net	362	82	1,411	614

Income before income taxes	35,173	34,330	63,074	73,840
Provision for income taxes	13,846	12,655	24,783	28,093

	39.4%	36.9%	39.3%	38.0%

Net income	$21,327	$21,675	$38,291	$45,747

Net income per share:
Basic	$1.09	$1.08	$1.95	$2.28
Diluted	$1.02	$1.00	$1.82	$2.13

Average shares outstanding:
Basic	19,655	20,065	19,661	20,079
Diluted	20,881	21,718	21,022	21,479

Depreciation/amortization expense	9,519	8,767	26,021	22,183

Increase (decrease) in sales	-3.5%		8.3%

Increase (decrease) in diluted earnings per share	2.0%		-14.6%

Gross profit percentage	25.3%	25.3%	24.4%	24.4%

Selling, general and administrative expenses percentage	15.6%	16.1%	17.2%	16.4%

Income from operations percentage	9.7%	9.2%	7.2%	8.0%
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NCI Building Systems Reports Third-Quarter Results

September 4, 2007
NCI BUILDING SYSTEMS, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	July 29,	October 29,
	2007	2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$7,454	$25,038
Accounts receivable, net	145,473	163,814
Inventories	170,290	160,208
Deferred income taxes	22,980	22,864
Prepaid expenses and other	13,014	11,054

Total current assets	359,211	382,978

Property and equipment, net	268,933	252,580

Goodwill	616,384	614,461
Other assets	55,962	54,224

Total assets	$1,300,490	$1,304,243

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$934	$947
Accounts payable	98,687	116,028
Accrued expenses	109,548	133,937

Total current liabilities	209,169	250,912

Long-term debt	496,340	497,037
Deferred income taxes	51,492	52,168
Other long-term liabilities	5,046	5,717

Shareholders’ equity	538,443	498,409

Total liabilities and shareholders’ equity	$1,300,490	$1,304,243

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NCI Building Systems Reports Third-Quarter Results

September 4, 2007
NCI BUILDING SYSTEMS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Nine Months Ended
	July 29, 2007	July 30, 2006
Net cash provided by operating activities	42,725	54,544

Cash flows from investing activities:
Acquisitions, net of cash acquired	(18,859)	(366,490)
Capital expenditures	(33,440)	(19,364)
Other	(401)	(203)

Net cash used in investing activities	(52,700)	(386,057)

Cash flows from financing activities:
Payments on revolving line of credit	(90,500)	—
Borrowings on revolving line of credit	90,500	—
Issuance of long-term debt	—	200,000
Payments on long-term debt	(710)	(2,264)
Proceeds from stock option exercises	3,787	5,492
Excess tax benefits from stock-based compensation arrangements	1,459	3,361
Payment of financing costs	(75)	(594)
Purchase of treasury stock	(12,286)	(17,580)

Net cash provided (used in) by financing activities	(7,825)	188,415

Effect of exchange rate changes on cash and cash equivalents	216	126

Net decrease in cash	(17,584)	(142,972)

Cash at beginning of period	25,038	200,716

Cash at end of period	$7,454	$57,744

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NCI Building Systems Reports Third-Quarter Results

September 4, 2007
NCI Building Systems, Inc.
Business Segments
(Unaudited)
(In thousands)

	Three Months Ended		Three Months Ended		$	%
	July 29, 2007		July 30, 2006		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal components	$193,140	44	$206,270	46	$(13,130)	-6.4%
Engineered building systems	256,086	59	250,907	55	5,179	2.1%
Metal coil coating	72,275	17	74,813	17	(2,538)	-3.4%
Intersegment sales	(87,657)	(20)	(82,597)	(18)	(5,060)	6.1%

Total net sales	$433,844	100	$449,393	100	$(15,549)	-3.5%

		% of		% of
Operating income:		Sales		Sales
Metal components	$16,852	9	$28,663	14	$(11,811)	-41.2%
Engineered building systems	30,639	12	19,396	8	11,243	58.0%
Metal coil coating	8,166	11	8,435	11	(269)	-3.2%
Corporate	(13,647)	—	(15,019)	—	1,372	9.1%

Total operating income (% of sales)	$42,010	10	$41,475	9	$535	1.3%

	Nine Months Ended		Nine Months Ended		$	%
	July 29, 2007		July 30, 2006		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal components	$511,257	44	$555,167	52	$(43,910)	-7.9%
Engineered building systems	692,393	60	524,221	48	168,172	32.1%
Metal coil coating	195,338	17	199,169	19	(3,831)	-1.9%
Intersegment sales	(238,114)	(21)	(206,550)	(19)	(31,564)	15.3%

Total net sales	$1,160,874	100	$1,072,007	100	$88,867	8.3%

		% of		% of
Operating income:		Sales		Sales
Metal components	$38,060	7	$68,203	12	$(30,143)	-44.2%
Engineered building systems	66,682	10	39,386	8	27,296	69.3%
Metal coil coating	18,570	10	18,421	9	149	0.8%
Corporate	(39,977)	—	(39,963)	—	(14)	0.0%

Total operating income (% of sales)	$83,335	7	$86,047	8	$(2,712)	-3.2%

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NCI Building Systems Reports Third-Quarter Results

September 4, 2007
NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	Trailing 12 Months
	July 29,	July 30,
	2007	2006
Net income	$66,341	$65,555
Add:
Provision for income taxes	41,926	43,784
Interest expense	28,978	21,071
Depreciation and amortization	34,074	27,970
Non-cash FAS 123(R)	7,427	7,327

Adjusted EBITDA (1)	$178,746	$165,707

(1)	The Company discloses adjusted EBITDA, which is a non-GAAP measure, because it is a widely accepted financial indicator in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in the Company’s credit agreement at the respective dates presented herein. Results of operations of businesses acquired are included in this measure for periods subsequent to the acquisition and are not included on a pro forma basis. Adjusted EBITDA should not be considered in isolation or as a substitute for net income determined in accordance with generally accepted accounting principles in the United States.
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NCI Building Systems Reports Third-Quarter Results

September 4, 2007
NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
“ADJUSTED” EARNINGS PER SHARE COMPARISON
(Unaudited)

	Fiscal Three Months Ended
	July 29,	July 30,
	2007	2006
Earnings per diluted share, GAAP basis	$1.02	$1.00
Effect of convertible notes	0.05 (1)	0.06 (1)

“Adjusted” diluted earnings per share (A)	$1.07	$1.06

	Fiscal Nine Months Ended
	July 29,	July 30,
	2007	2006
Earnings per diluted share, GAAP basis	$1.82	$2.13
Effect of convertible notes	0.10 (1)	0.11 (1)

“Adjusted” diluted earnings per share (A)	$1.92	$2.24

(A)	The Company discloses a tabular comparison of “Adjusted” earnings per diluted share, which is a non-GAAP measure because it is referred to in the text of our press releases and is instrumental in comparing the results from period to period. “Adjusted” earnings per share should not be considered in isolation or as a substitute for earnings per share as reported on the face of our statement of income.

(1)	Dilutive impact for the three months ended July 29, 2007 and July 30, 2006 of 926,055 shares and 1,291,306 shares, respectively, and for the nine months ended July 29, 2007 and July 30, 2006 of 1,046,274 shares and 1,052,247 shares, respectively, of the Company’s convertible notes as if they were converted during the period.
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NCI Building Systems Reports Third-Quarter Results

September 4, 2007
NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales
(Unaudited)
(In thousands)

						%	YTD		YTD			%
	3rd Qtr 2007		3rd Qtr 2006		Inc/(Dec)	Change	3rd Qtr 2007		3rd Qtr 2006		Inc/(Dec)	Change
Metal Components
Total Sales	193,140	37%	206,270	39%	(13,130)	-6%	511,257	37%	555,167	43%	(43,910)	-8%
Intersegment	(26,849)		(25,055)		(1,794)	7%	(73,063)		(68,616)		(4,447)	6%

Third Party Sales	166,291	38%	181,215	40%	(14,924)	-8%	438,194	38%	486,551	46%	(48,357)	-10%

Operating Income	16,852	10%	28,663	16%	(11,811)	-41%	38,060	9%	68,203	14%	(30,143)	-44%

Engineered Building Systems
Total	256,086	49%	250,907	47%	5,179	2%	692,393	49%	524,221	41%	168,172	32%
Intersegment	(11,795)		(11,346)		(449)	4%	(30,231)		(29,290)		(941)	3%

Third Party Sales	244,291	56%	239,561	54%	4,730	2%	662,162	57%	494,931	46%	167,231	34%

Operating Income	30,639	13%	19,396	8%	11,243	58%	66,682	10%	39,386	8%	27,296	69%

Metal Coil Coating
Total	72,275	14%	74,813	14%	(2,538)	-3%	195,338	14%	199,169	16%	(3,831)	-2%
Intersegment	(49,013)		(46,196)		(2,817)	6%	(134,820)		(108,644)		(26,176)	24%

Third Party Sales	23,262	6%	28,617	6%	(5,355)	-19%	60,518	5%	90,525	8%	(30,007)	-33%

Operating Income	8,166	35%	8,435	29%	(269)	-3%	18,570	31%	18,421	20%	149	1%

Consolidated
Total	521,501	100%	531,990	100%	(10,489)	-2%	1,398,988	100%	1,278,557	100%	120,431	9%
Intersegment	(87,657)		(82,597)		(5,060)	6%	(238,114)		(206,550)		(31,564)	15%

Third Party Sales	433,844	100%	449,393	100%	(15,549)	-3%	1,160,874	100%	1,072,007	100%	88,867	8%

Operating Income	42,010	10%	41,475	9%	535	1%	83,335	7%	86,047	8%	(2,712)	-3%

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